July 25, 2013

Bitzio, Inc.
San Francisco, CA

Resignation as Secretary, Chief Financial Officer and Director

I, Gordon McDougall, of Vancouver, B.C. hereby resign effective this date as Secretary, Chief Financial Officer and Director of Bitzio, Inc.

Gordon McDougall